10(b)

                              SUB-LICENSE AGREEMENT

THIS AGREEMENT (the "Sub-License Agreement") is made as of the 3rd day of December, 1997 (the "Sub-License Agreement Date"), between 1266417 Ontario Limited, an Ontario corporation with offices at 1285 Morningside Avenue, Scarborough, Ontario, M1B 3W2 (hereinafter "NEWCO"), and Ion Pharmaceuticals Inc, an American corporation located at Suite 208, 124 Mount Auburn Street, Cambridge MA 02138-5700 (hereinafter "ION"), being a subsidiary wholly owned by Sheffield Pharmaceuticals, Inc. (hereinafter "SHEFFIELD").

                  WHEREAS:

         A. ION is a co-owner (together with the President and Fellows of Harvard College (hereinafter "HARVARD") and the Children's Medical Center Corporation (hereinafter "CMCC")) of the Patent Rights (as defined in the Assignment and License Agreement dated December 3, 1997 between ION and NEWCO,) (the "Assignment and License Agreement").

         B. NEWCO, a newly formed Ontario subsidiary of Imutec Pharma Inc., is acquiring ION's ownership interest in all Patent Rights in exchange for certain payments and a license to certain NCEs, as defined in the Assignment and License Agreement.

         C. ION is party (the Licensee) to a License Agreement (hereinafter "the HARVARD/ION License Agreement"), originally dated August 22, 1994 and modified June 21, 1995, August 22, 1996 and December 2, 1997, between ION and HARVARD which grants ION certain rights in the Harvard Patent Rights as defined in Paragraph 1.1 herein.

         D. NEWCO wishes to obtain a sub-license under the HARVARD/ION License Agreement, and ION is able to and wishes to grant the same to NEWCO in exchange for the payments described in this Sub-License Agreement.

                  NOW, THEREFORE, in consideration of the mutual covenants herein contained and intending to be legally bound NEWCO and ION agree as follows:
                                       I.
                                   DEFINITIONS

         As used herein, the following phrases, whether used in the singular or plural, shall have the following meanings:

         1.1 "Harvard Patent Rights" shall mean: [Text Omitted] and any other United States patent application, including any division, continuation or continuation-in-part, thereof and any foreign patent application or equivalent corresponding thereto and any United States or foreign Letters Patent or equivalent thereof issuing thereon or reissue or extension thereof, to the extent it claims an invention made in the performance of research previously sponsored by ION and to the extent that HARVARD is able to grant a full exclusive license as is granted in the HARVARD/ION License Agreement and in this Sub-License Agreement.

         1.2 "Technology" shall mean all patentable and unpatentable technology, know-how, trade secrets and all other information in ION's custody and under ION's control relating to the Harvard

Patent Rights, excluding any such technology described in Paragraph 2.4 herein.

         1.3 "Sublicensed Technology" shall mean Harvard Patent Rights and Technology.

         1.4 "Sublicensed Product(s)" shall mean any compounds, substances, pharmaceutical, diagnostic kits and/or components or manifestations thereof which incorporate or utilize the Sublicensed Technology in the Field of Use.
         1.5 "Field of Use" shall mean in the diagnosis and treatment of cancer, actinic keratosis and Kaposi's Sarcoma.

         1.6 "NCE's" shall mean the compounds encompassed in the Patent Rights.

         1.7 "Lead Compounds" shall mean those compounds which have demonstrated [Text Omitted] as determined and selected by NEWCO from the NCE's.

         1.8 "Affiliate" shall mean any business entity that, directly or indirectly, de jure or de facto, controls, is controlled by, or is under common control with NEWCO. The meaning of the word "control" shall include, without limitation, direct or indirect ownership of more than fifty percent (50%) of the voting shares of such corporation or fifty percent (50%) of the ownership interests in such other business equity.

                                       II.
                                  LICENSE GRANT

         2.1 ION hereby grants to NEWCO an exclusive, worldwide right and license under the Harvard Patent Rights, to make, have made, use, market, sell, or otherwise commercialize products using the Harvard Patent Rights in the Field of Use, subject only to the license granted to ION in the Assignment and License Agreement.

         2.2 ION hereby grants to NEWCO a non-exclusive, worldwide right and license under the Technology to make, have made, use, market, sell, or otherwise commercialize the Technology in the Field of Use, subject only to the license granted to ION in the Assignment and License Agreement. ION agrees not to grant any third party similar rights in the Field of Use.

         2.3 ION grants to NEWCO, a worldwide right and license under the Sublicensed Technology to grant exclusive sub-licenses under the Harvard Patent Rights and to grant non-exclusive sub- licenses under the Technology to make, have made, use, market, sell, or otherwise commercialize the Sublicensed Technology, subject only to the license granted to ION in the Assignment and License Agreement. NEWCO shall provide ION with a copy of each such sub-license after execution thereof.

         2.4 The licenses granted hereunder shall not be construed to confer any rights upon NEWCO by implication, estoppel, or otherwise as to any technology not specifically encompassed by the term Sublicensed Technology. It is agreed and understood that the licenses granted hereunder do not confer any right upon NEWCO to any technology owned or controlled by Pharm-Eco Laboratories, Inc., including but not limited to any technology relating to the methods of manufacturing the NCE's, and that may be known to ION.

         2.5 The granting and acceptance of this Sub-License Agreement is subject to the following in the event the Sublicensed Technology is funded in part by non-profit or non- commercial sponsors of research: (i) Harvard's Statement of Policy in Regard to Inventions, Patents and Copyrights" dated March 17, 1986; and (ii) Public Law 96-517 and Public Law 98-620. Nothing in this Sub-License Agreement shall prevent Harvard or the Principal Investigator from seeking additional funding, however, in no event shall any rights under an agreement with non-profit or non-commercial sponsors of research conflict or affect in any way the right and license granted hereunder to NEWCO by ION. Any right granted in this Sub-License Agreement greater than permitted under Public Law 96-517 or Public Law 98- 620 shall be subject to modifications as may be required to conform to the provisions of that statute.

         2.6 NEWCO agrees that HARVARD retains the right to make and to use the Sublicensed Technology for research purposes only and not for any commercial purpose. In the event HARVARD wishes to transfer any materials under the Sublicensed Technology to a third party research institution for research purposes only, the name and address of such scientists and not-for-profit institutions shall be promptly provided to NEWCO.

                                      III.
                                     EFFORTS

         3.1 NEWCO shall use reasonable efforts to effect introduction of Sublicensed Products into the commercial market as soon as practicable, consistent with sound and reasonable business practices and judgment; thereafter, until the expiration of this Sub-License Agreement, NEWCO shall endeavor to keep Sublicensed Products reasonably available to the public.

         3.2 NEWCO shall  provide to ION written  annual  reports  within thirty
(30) days after June 30 of each calendar year which shall include but not be limited to: reports of progress on research and development, regulatory approvals, manufacturing, sub-licensing, marketing and sales during the preceding twelve (12) months as well as plans for the coming year. If progress differs from that anticipated in the plan provided, NEWCO shall explain the differences and propose a modified plan for ION's review. If ION is dissatisfied with the modified plan, both parties shall meet to develop a plan mutually agreed upon. NEWCO shall also provide any reasonable additional data that ION requires to evaluate NEWCO's compliance under this Paragraph. ION agrees to maintain as confidential all information designated as confidential by NEWCO which is provided to ION under this Paragraph. ION agrees not to use such confidential information for any purposes other than the evaluation of NEWCO's compliance under this Paragraph and agrees not to disclose such information to anyone who is not a direct employee of ION, HARVARD's Office of Technology Licensing or anyone who has not signed a nondisclosure agreement each of which shall be acceptable to NEWCO covering the confidential information. Copies of such nondisclosure agreements shall be provided to NEWCO promptly after execution.

         3.3 NEWCO shall fund the ongoing research and development of the Sublicensed Technology substantially in accordance with the development plan. At its expense, NEWCO shall use best efforts to obtain regulatory approval for the marketing, sale and use of one or more products derived from the Sublicensed Technology at the earliest possible date in the [Text Omitted].

         3.4 ION shall have the right at its sole discretion to terminate or render this Sub-License Agreement non-exclusive if NEWCO is not engaged in research, development, clinical trials, product approval, manufacturing, marketing or licensing of any of the Sublicensed Technology. Prior to invoking the right to terminate or render this Sub-License Agreement non-exclusive, ION shall give written notice to NEWCO and a seventy-five (75) day opportunity to NEWCO to demonstrate that it is using reasonable efforts to comply under this Paragraph. If after the seventy-five (75) day period, NEWCO fails to demonstrate such compliance, ION may notify NEWCO of its intent to either terminate or render this Sub-license Agreement non-exclusive.

                                       IV.
                                PAYMENTS BY NEWCO

         4.1 In consideration for this Sub-License Agreement, NEWCO or its sublicensees or Affiliates will pay up to $2,500,000 U.S.
to ION as follows:

         a) $[Text Omitted] U.S. to be paid in two equal installments, the first installment to be paid upon the execution of this Sub-License Agreement, and the second installment to be paid before [Text Omitted];

         b) $[Text Omitted] U.S. milestone payment prior to initiating the first Phase II trial with the first of any Sublicensed Product but not later than one hundred and eighty (180) days of completion of the treatment of the last subject in the first Phase I trial;

         c) $[Text Omitted] U.S. milestone payment prior to initiating the first Phase III trial with the first of any Sublicensed Product but not later than one hundred and eighty (180) days of completion of the last subject in the first Phase II trial;

         d) $[Text Omitted] U.S. milestone payment due within one hundred and eighty (180) days of completion of the treatment of the last subject in the last pivotal Phase III trial for the first Sublicensed Product;

         e) $[Text Omitted] U.S. final milestone payment within thirty (30) days of the receipt of product marketing approval in the [Text Omitted] for the first Sublicensed Product. For further clarification, in the event any of the clinical trials for which payments described above are due ION by NEWCO and which are multi-phased, then the payment due ION shall be made for each milestone described above addressed by such multi- phased trial (i.e., if there is a Phase II/III trial, which is the first in both Phase II and Phase III, then ION receives $[Text Omitted] in satisfaction of milestone payments described in (b) and (c) above).

                                       V.
                         REPORTS, RECORDS AND INSPECTION

         5.1 NEWCO shall maintain a true and correct set of records pertaining to its performance under this Sub-License Agreement for a period of [Text
Omitted] after the termination or expiration of this Sub-License Agreement. NEWCO agrees to permit an auditor selected by ION and reasonably acceptable to NEWCO to have access, during the term of this Sub-License Agreement and for a period of two years thereafter, and during ordinary business hours, to such records as may be necessary, in the opinion of such auditor, to determine the correctness of any report and/or payment made under this Sub-License Agreement.

                                       VI.
                            PATENTS AND INFRINGEMENT

         6.1(a) NEWCO shall continue at NEWCO's expense, except as otherwise provided herein, the efforts of HARVARD and/or ION commenced prior to the Sub-License Agreement Date to obtain patents (or reissues, renewals, divisions, extensions or continuations thereof) on the applications in the United States and on any issued patents and patent applications in such foreign countries as are the subject of foreign counterpart prosecution on the Sub-License Agreement Date. NEWCO and ION may jointly elect to file and obtain patent and other suitable forms of protection of the Sublicensed Technology in any country at NEWCO's expense.

         (b) In the event that NEWCO elects not to pay or to cease paying for prosecution and maintenance associated with any of the Harvard Patent Rights, then such patent, patent application, or patent issuing therefrom shall not be included as part of the sub-license rights granted to NEWCO pursuant to this Sub-License Agreement and NEWCO shall assign its ownership interest in any such patent or patent application in Patent Rights to ION. NEWCO agrees to execute whatever formal assignment documents are required to assign such patent or patent application in Patent Rights back to ION. In the event that NEWCO fails to pay for prosecution costs associated with activities that have been jointly agreed to in Paragraph 6.1 of this Sub-License Agreement, ION may within seven days written notice to NEWCO, pay the amounts and NEWCO shall be liable to pay ION for the prosecution costs. In the event NEWCO fails to provide evidence to ION of payment of maintenance costs associated with any of the Harvard Patent Rights which have been jointly agreed to in Paragraph 6.1 of this Sub-license Agreement prior to sixty (60) days in advance of a deadline upon which intellectual property rights would be irretrievably lost, ION may within seven
(7) days written notice to NEWCO, pay the amounts and NEWCO shall be liable to pay ION for the maintenance costs.

         (c) The decision with regard to selection of patent counsel and any decisions with respect to filing, prosecution, issuance and maintenance of any patent applications and patents relating to the Sublicensed Technology shall be made jointly by NEWCO and ION. Both NEWCO and ION must simultaneously receive copies of all correspondence, draft responses and filings for each party's review and approval.

         (d) ION shall cooperate fully with NEWCO, and shall endeavor to secure the cooperation of HARVARD in preparation, filing, and prosecution of all United States and foreign patent applications filed pursuant to this paragraph 6.1, which cooperation shall include, but not be limited to, execution by HARVARD, ION, HARVARD's faculty, and all employees of both HARVARD and ION of any and all such papers and instruments as are necessary or helpful to NEWCO or its sub-licensees in preparing, filing, and prosecuting all foreign patent applications.

         6.2 If it is believed in good faith that patent rights are infringed by a third party, the party to this Sub-License Agreement first having knowledge of such infringement shall promptly notify the other in writing, which notice shall set forth the facts of such infringement in reasonable detail. NEWCO shall have the right, but not the obligation, to institute and prosecute at its own expense any such infringement of the patent rights provided that NEWCO shall not enter into any settlement agreement or consent judgment without the prior written consent of ION, which shall not be unreasonably withheld. If ION is deemed to be an indispensable party, ION agrees to be named as a co-Plaintiff. If HARVARD is deemed to be an indispensable party, then ION shall endeavor to secure HARVARD's agreement to be named as co-Plaintiff. If NEWCO fails to bring such action or proceedings within a period of three (3) months after receiving written notice or otherwise having knowledge of the infringement or within such time that it intends not to bring such action, then ION shall have the right, but not the obligation, to prosecute at their own expense any infringement of the patent rights. Recoveries or reimbursements from such action shall first be applied to reimburse NEWCO and ION for litigation costs. Any remaining recoveries or reimbursements shall be shared equally by NEWCO and ION, after payment of any amounts due to HARVARD pursuant to the HARVARD/ION License Agreement. A party choosing not to participate in any such action or proceeding shall, at the request of the other party, make its employees available to testify, and produce relevant non-privileged records, papers, information, samples, specimens, and the like. NEWCO shall reimburse ION for any costs ION and Harvard incur as part of an action brought by NEWCO or its sublicensees or Affiliates, irrespective of whether ION or HARVARD become co-plaintiffs. If HARVARD elects not to participate, ION shall endeavor to secure HARVARD's consent to make its employees available to testify, and produce relevant non-privileged records, papers, information, samples, specimens, and the like.

         6.3 NEWCO shall defend, indemnify and hold harmless ION and HARVARD with respect to costs of defense and any and all liabilities resulting from any suits, countersuits or legal actions of any nature that may be asserted against ION or HARVARD in response to the filing of an action by NEWCO pursuant to Paragraph 6.2 or as the result of the filing of an action against NEWCO by a third party. ION shall, at the request and expense of NEWCO, cooperate with NEWCO in any such third party action by making its employees available to testify and by producing relevant, non-privileged records, papers, information, samples, specimens, and the like, and ION shall endeavor to obtain the same cooperation from HARVARD, if NEWCO deems it necessary.

                                      VII.
                                  SUB-LICENSEES

         7.1 NEWCO shall not grant any rights which are inconsistent with the rights and obligations of NEWCO hereunder. NEWCO shall give ION prompt notification of the identity and address of each sub-licensee with whom it concludes a sub- licensing agreement and shall supply ION with a copy of such sub- licensing agreement upon request. Any sub-licensing agreement shall include an audit right by HARVARD of the same scope as provided by Paragraph 5.1 hereof with respect to ION. No such sub-licensing agreement shall contain any provision which would cause it to extend beyond the term of this Sub-License Agreement.

         In the event that the HARVARD/ION License Agreement terminates for any reason during the term of the ION/NEWCO Sub- License Agreement, or in the event that ION and SHEFFIELD become involved in insolvency, dissolution, bankruptcy or receivership proceedings affecting the operation of their respective businesses, or in the event that ION and SHEFFIELD discontinue their businesses for any reason, then ION shall assign all of ION's rights to HARVARD in this Sub-License Agreement, and HARVARD shall assume ION's rights and responsibilities under the ION/NEWCO Sub-License Agreement, provided that (i)
NEWCO is not in default of any of its obligations under this Sub-License Agreement, (ii) NEWCO assumes all responsibility for the payment of all costs associated with the filing, prosecution and maintenance of the Licensed Patents (as defined in the HARVARD/ION License Agreement) which form part of this Sub-License Agreement (iii) HARVARD would not be obligated to any greater extent than it is to ION under the HARVARD/ION License Agreement and (iv) HARVARD shall not receive any rights beyond the rights granted by HARVARD to ION under the HARVARD/ION License Agreement.

         7.2 All sub-licenses granted by NEWCO hereunder shall include a requirement that the sub-licensee use its reasonable efforts to bring the subject matter of the sub-license into commercial use as quickly as is reasonably possible.

                                      VIII.
                         REPRESENTATIONS AND WARRANTIES

         8.1 ION hereby represents and warrants that ION holds, by way of an exclusive, world-wide license from HARVARD, all rights in and to the Harvard Patent Rights, and that ION is able to grant the license granted to NEWCO in this Sub-License Agreement.

ION further warrants that as of the date of this Sub-License Agreement, ION has not licensed the Sublicensed Technology to any party other than NEWCO.

         8.2 ION hereby represents that as of the date of this Sub- License Agreement, neither the United States Government nor any third party has any of the rights in and to the Sublicensed Technology granted to NEWCO.

         8.3 Neither ION, HARVARD or any of their faculty members, directors, trustees, employees, or agents assume any responsibility for the manufacture, product specifications, or use or administration of the Sublicensed Technology or the Sublicensed Products which are manufactured by or for or sold by NEWCO or by any of its Affiliates or sublicensees. All warranties in connection with the Sublicensed Technology or Sublicensed Products shall be made by NEWCO (or the particular NEWCO Affiliate or licensee or sublicensee that is involved) as the manufacturer, seller, or administrator thereof, and none of such warranties shall directly or by implication in any way obligate ION, HARVARD or any of their faculty members, researchers, directors, trustees, officer, employees, or agents.

         8.4 ION MAKES NO WARRANTIES OR REPRESENTATIONS, EXPRESSED OR IMPLIED, INCLUDING, BUT NOT LIMITED TO, WARRANTIES OF FITNESS OR MERCHANTABILITY, REGARDING THE SUBLICENSED PRODUCTS OR SUBLICENSED TECHNOLOGY. ION DOES NOT WARRANT THE VALIDITY OF THE PATENTS LICENSED UNDER THIS SUB-LICENSE AGREEMENT AND MAKES NO REPRESENTATION OF ANY KIND REGARDING THE SCOPE OF SUCH PATENTS OR

THAT ANY OF THE SUBLICENSED TECHNOLOGY CAN BE PRACTICED OR EXPLOITED WITHOUT INFRINGING OTHER PATENTS.

         8.5  The  execution,   delivery  and   performance  by  NEWCO  of  this
Sub-License Agreement do not contravene or constitute a default under any provision of applicable law or of any agreement, judgment, injunction, order, decree or other instrument binding upon NEWCO.

                                       IX
                            WAIVER AND MODIFICATIONS

         9.1 It is understood that this Sub-License Agreement its Appendices, and the Assignment and License Agreement and its Appendices contain the entire agreement between the parties relating to the licensing of the Sublicensed Technology. Neither party shall be bound by any agreement, covenants or warranties made by its agents or employees, or any other persons, unless such agreements, covenants and warranties shall be reduced to writing and signed by an officer of each party. The failure of either of the parties at any time or times to require performance by the other of any provisions hereof shall in no manner affect the right of the first mentioned party thereafter to enforce the same.

         9.2 The waiver by either parties of any breach of any provision hereof shall never be construed to be a waiver of any succeeding breach of such provision or a waiver of the provision itself.

                                       X.

                                   TERMINATION

         10.1 Unless terminated earlier as hereinafter provided, this Sub-License Agreement shall extend for the later of the last to expire patent encompassed in the definition of the Harvard Patent Rights or payment of the final payment described in Paragraph 4.1, and shall then expire automatically.

         10.2 ION may terminate this Sub-License Agreement with a seven (7) day written notice to NEWCO for NEWCO's failure to make payments when due pursuant to Paragraph 4.1, provided such breach is not cured within the seven (7) day notice period. In the event of termination for NEWCO's breach of any payment due, hereunder, NEWCO shall assign its ownership interest in any Patent Rights to ION pursuant to the terms and conditions of Paragraphs 9.01 and 2.03 of the Assignment and License Agreement.

         10.3 Except as otherwise provided in Paragraph 10.2 above, in the event of failure by either party to perform any of the terms, covenants, or provisions of this Sub-License Agreement, the non-performing party shall have forty-five
(45) days after giving the written notice of such default by the other party to correct such failure. If such failure is not corrected within the said forty-five (45) day period after notice as aforesaid, the performing party shall have the right, at its option, to cancel and terminate this entire Sub-License Agreement. Either party shall have the right, at its option, to cancel and terminate this entire Sub-License Agreement in the event the other party shall become involved in insolvency, dissolution, bankruptcy or receivership affecting the operation of its business or in the event that the other party shall discontinue its business for any reason.

         10.4 In the event of termination of this Sub-License Agreement except pursuant to Paragraph 10.1, all rights licensed by ION to NEWCO hereunder shall revert to ION.

         10.5 NEWCO may terminate this Sub-License Agreement, at any time, with or without cause, by giving ION ninety (90) days prior written notice.

         10.6 No termination of this Sub-License Agreement shall constitute a termination or a waiver of any rights of either party against the other accruing at or prior to the time of such termination.

         10.7     [Text Omitted]

                                       XI.
                                  ASSIGNABILITY

11.1 This Sub-License Agreement shall be binding upon and shall inure to the benefit of ION and its assigns and successors in interest, and shall be binding upon and shall inure to the benefit of NEWCO and the successor to its entire business, and shall be assignable by NEWCO to NEWCO Affiliates or to HARVARD pursuant to Paragraph 7.1 herein; however, the Sub-License Agreement shall not otherwise be assignable or assigned by either party without prior approval by the other party being first obtained in writing, which approval shall not be unreasonably withheld.

                                      XII.
                                       LAW

         12.1 This Sub-License Agreement shall be interpreted and construed in accordance with the Commonwealth of Massachusetts. Anything herein to the contrary notwithstanding, where interpretation of a patent or patent application is involved, this Sub-License Agreement is made specifically subject to the patent legislation of the jurisdiction in which any such patent is granted or patent application filed.

                                      XIII.
                                    ADDRESSES

         13.1 For the purpose of reports and notices herein set forth, the addresses set forth in the introductory paragraph of this Sub-License Agreement shall be used unless changed by written notification to the other party.

                                      XIV.
                                    INSURANCE

         14.1 (a) During the period of time in which research or development is conducted on NEWCO's premises or premises under the exclusive control of NEWCO, and during the period of time in which any clinical trials are being conducted for Sublicensed Products, NEWCO shall at is sole cost and expense, procure and maintain policies of comprehensive general liability insurance with an internationally recognized carrier in amounts not less than $[Text Omitted] Canadian per incident and $[Text Omitted] Canadian annual aggregate. Such insurance policies shall name each of ION and HARVARD as additional insured parties with the same scope of coverage for each coverage required for NEWCO.

                  (b) NEWCO shall provide ION with written evidence of such insurance upon request of ION. NEWCO shall provide ION with written notice of at least fifteen (15) days prior to the cancellation, non-renewal or material change in such insurance; if NEWCO does not obtain replacement insurance providing comparable coverage within a sixty (60) day period after cancellation or non-renewal effective as of the date of such non-renewal or material change, and, if NEWCO is unable to reasonably demonstrate that the net worth of NEWCO and its Affiliates is such that it is self-insured to the amounts specified above, ION may within seven days written notice to NEWCO, obtain insurance which meets the requirements of this Paragraph for the benefit of ION and HARVARD and NEWCO shall be liable to pay all costs associated with such insurance.

         14.2 (a) At such time as any Sublicensed Product, process or service related to, or developed pursuant to, this Sub-License Agreement is being commercially distributed or sold (other than for the purposes of obtaining regulatory approvals) by NEWCO or by a sublicensee or Affiliate of NEWCO, NEWCO shall procure and maintain policies of comprehensive general liability insurance in amounts consistent with industry standards but in no event less than $[Text Omitted] Canadian per incident and $[Text

Omitted] Canadian annual aggregate and naming of ION and HARVARD as additional insureds. Such comprehensive general liability insurance shall (i) be with an internationally recognized carrier, (ii) provide product liability coverage, and
(iii) provide broad form contractual liability coverage for NEWCO's indemnification under Paragraph 15.2 of this Sub-License Agreement. The minimum amounts of insurance coverage required under this Paragraph shall not be construed to create a limit of NEWCO's liability with respect to its indemnification under Paragraph 15.2 of this Sub-License Agreement.

                  (b) NEWCO shall provide ION with written evidence of such insurance upon request of ION. NEWCO shall provide ION with written notice at least fifteen (15) days prior to the cancellation, non-renewal, or material change in such insurance. Upon cancellation or non-renewal, NEWCO shall use all reasonable efforts to obtain replacement insurance providing comparable coverage as soon as possible. If NEWCO is unable to obtain comparable insurance within a sixty (60) day period after such cancellation or non-renewal effective as of the date of such non-renewal or material change, and if NEWCO is unable to reasonably demonstrate that the net worth of NEWCO and its Affiliates is such that it is self-insured to the amounts specified above, ION may within seven days written notice to NEWCO, obtain insurance which meets the requirements of this Paragraph for the benefit of ION and HARVARD and NEWCO shall be liable to pay all costs associated with such insurance.

                  (c) NEWCO shall maintain comprehensive liability insurance described in Paragraph 14.2 (a) beyond the expiration or termination of this Sub-License Agreement during (i) the period that any Sublicensed Product, process or service, relating to, or developed pursuant to, this Sub-License Agreement is being commercially distributed or sold (other than for the purpose of obtaining regulatory approvals) by NEWCO, a sublicensee, Affiliate or agent of NEWCO; and (ii) a reasonable period after the period referred to in (c) (i) above, which in no event shall be less than fifteen years.

                                       XV.
                              ADDITIONAL PROVISIONS

         15.1 USE OF NAMES. NEWCO agrees that it may not use in any way, nor permit any other party to use in any way, the names "ION", "Sheffield", "Harvard College", "Harvard" or any logotypes or symbols associated with HARVARD, ION or SHEFFIELD or the names of any researchers at HARVARD without the prior written consent of ION, in the case of ION's and SHEFFIELD'S name and ION and HARVARD, in the case of HARVARD's or any researcher's names; EXCEPT THAT such obligation of NEWCO under this subparagraph
15.1 shall not apply to information (i) that NEWCO determines in its sole discretion to be necessary and appropriate to satisfy its disclosure and other obligations under federal, provincial or state law, including but not limited to, the public disclosures of this Sub-License Agreement pursuant to such securities laws, or (ii) any and all data or research work product derived or resulting from the Sublicensed Technology for the sole purpose of complying with federal, state and provincial laws and regulatory requirements.

         15.2     INDEMNIFICATION.

                  (a) Each party shall notify the other of any claim, lawsuit, or other proceeding related to the Sublicensed Products. NEWCO shall indemnify, defend and hold harmless ION and its officers, employees, directors and agents and HARVARD, its trustees, officers, medical and professional staff, employees, students and agents, and ION's and HARVARD's respective successors, heirs and assigns ("the Indemnitees") from and against any and all claims, causes of action, lawsuits, or other proceedings filed or otherwise instituted against the Indemnitees relating in any way to (i) marketing, commercialization or other rights granted under this Sub-License Agreement, (ii) injuries to persons or damages which occur on NEWCO's premises or premises under exclusive control of NEWCO, or (iii) any Sublicensed Product, process or services used or sold under this Sub-License Agreement; by NEWCO or by a sublicensee, Affiliate or agent of NEWCO.

         (b) NEWCO's indemnification under (a) shall not apply to any liability, damage, loss or expense to the extent that it is attributable to the negligent activities, deliberate misrepresentations, or willful misconduct of the Indemnitees.

         (c) NEWCO agrees, at its own expense, to provide attorneys reasonably acceptable to ION to investigate and/or defend against any actions brought or filed against any party indemnified hereunder with respect to the subject of indemnity contained herein, whether or not such actions are rightly brought.

         15.3     RESOLUTION OF DISPUTES.

         a) In the event of a dispute or disagreement (hereinafter called "Dispute") arises between the parties in connection with the interpretation of any provision of this Sub-License Agreement or the compliance or noncompliance therewith, or the validity or enforceability thereof, or the performance or nonperformance of either party to the Sub-License Agreement, the following Dispute resolution process shall be followed by the parties:

         (1) A Dispute will be deemed to have arisen upon the delivery of a written notice by one party to the other describing the Dispute (hereinafter called the "Dispute Notice"). Upon delivery of the Dispute Notice, the parties agree to attempt to resolve the Dispute in a prompt and expeditious manner, through negotiations between ION and NEWCO representatives designated by each party to represent them in said negotiations. Except for the Dispute Notice, all communications between the parties will be on a without prejudice basis.

         (2) If the parties have not been able to resolve the Dispute in a prompt and expeditious manner within thirty (30) days after delivery of the Dispute notice, either party may at any time thereafter request by written notice to the other party that the dispute be escalated to Senior Management.

         (3) In the event such a request with written notice is made, each party shall make available the senior executives specified in the following subparagraph ("Senior Management") who shall meet within fifteen (15) business days after such request is made at the Offices of the party which received the request to attempt to resolve the Dispute.

         (4) The Senior Management appointee for each party is as follows:

                  NEWCO:            Corporate Secretary
                  ION:              Corporate Secretary

                  Either party may change its Senior Management appointee upon prior written notice to the other party.

         b) In case such Dispute is not settled amicably by Senior Management within thirty (30) days of escalation to Senior Management, such dispute shall be arbitrated by an Arbitration Board acting in accordance with the rules of conciliation and arbitration of the International Chamber of Commerce in effect on the date of the Dispute, whose decision shall be final and binding upon the parties. The Arbitration Board shall consist of the person or persons that the parties may agree on and in default of agreement within twenty (20) days following the expiration of the above-mentioned thirty (30) day period, each of the parties in dispute shall nominate one member to serve on the Arbitration Board and shall give notice to the other party of the name of its nominee. If one party fails to give this notice within fifteen (15) days after the other party has done so, then the member nominated by the other party shall constitute the Arbitration Board. If each party gives this notice, then the two members so nominated by agreement shall select a third member who shall be Chairman. If the original two members are unable to agree upon a third member within thirty (30) days after the second notice has been given, the Court of Arbitration of the International Chamber of Commerce shall appoint a third member of the Arbitration Board who shall be unconditionally accepted by both parties. The place of arbitration for all Disputes shall be Boston, Massachusetts, U.S.A..

         The arbitration hearing shall commence within sixty (60) days after appointment of the Arbitration Board is done and shall be completed and a final and binding award rendered in writing within sixty (60) days after the completion of the hearing unless circumstances warrant delay or the parties agree to an extension. The decision of the Arbitration Board may be entered in any court of competent jurisdiction and execution entered thereupon forthwith. The law specified in Paragraph 12.1 above shall apply.

         Each party shall bear the cost of preparing its own case. The Arbitration Board shall have the right to include in the award the prevailing party's costs of arbitration and reasonable fees of attorneys, accountants, engineers and other professionals in connection with the arbitration.

         The parties, however, will not be required to arbitrate and this Paragraph will not apply to any Dispute relating to actual or threatened unauthorized use or disclosure of confidential information or trade secrets.

         15.4 NO IMPLIED RIGHTS. No license or right is granted by implication or otherwise with respect to any patent application or patent owned by either party hereto except as specifically set forth herein or in the Assignment and License Agreement.

         15.5 USE AND DISCLOSURE OF TECHNICAL INFORMATION. The use and disclosure of the technical information acquired pursuant to this Sub-License Agreement and the exercise of the Harvard Patent Rights granted by this Sub-License Agreement shall be subject to the export, assets, and financial control regulations of the United States of America, including but without limitation, restrictions under regulations of the U.S. that may be applicable to direct or indirect re-exportation of such technical information or of equipment, products, or services directly produced by use of such technical information. NEWCO is responsible for taking any steps necessary to comply with such regulations.

         15.6 PRODUCT LABELING. NEWCO agrees to mark all Sublicensed Products sold in the United States with all applicable patent numbers. All Sublicensed Products shipped to or sold in other countries shall be marked in such a manner as to conform with the patent laws and practices of the country of manufacture or sale.

         15.7 FRENCH LANGUAGE. NEWCO has requested that this Sub- License Agreement and all related documents be drawn up in the English language with which request ION agrees. NEWCO a demande que le present contrat ainsi que toute la documentation d'accompagnement soient rediges en anglais, requete a laquelle ION consent.

         Executed as of the day and year first above written.

                                       1266417 ONTARIO LIMITED


                                       By: /s/ Philippe Lacaille
                                          -------------------------------
                                          Name:   Philippe Lacaille
                                          Title:  Chairman and President


                                       By: /s/ Kerri Golden
                                          -------------------------------
                                          Name:   Kerri Golden
                                          Title:  Chief Financial Officer and
                                                  Corporate Secretary



                                       ION PHARMACEUTICALS, INC.


                                       By: /s/ Thomas Fitzgerald
                                          -------------------------------
                                          Name:   Thomas Fitzgerald
                                          Title:   President